Exhibit 23



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



H.E.R.C. PRODUCTS INCORPORATED
Phoenix, Arizona


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the previously filed Registration Statements (Nos. 33-92870, 333-5175, 333-13349 and 333-19361) of H.E.R.C. PRODUCTS INCORPORATED
of our report dated January 31, 1998, relating to the consolidated financial statements of H.E.R.C. PRODUCTS INCORPORATED and subsidiaries appearing in the Company's Annual Report on Form-10KSB for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





                                             \s\ BDO Seidman, LLP


Chicago, Illinois
March 31, 1998